Exhibit (h)(vii)

SECOND AMENDED AND RESTATED

OPERATING EXPENSE LIMITATION AGREEMENT

DIREXION SHARES ETF TRUST

THIS OPERATING EXPENSE LIMITATION AGREEMENT (the “Agreement”), amends and restates the Operating Expense Limitation Agreement dated May 20, 2009, by and between DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust”), on behalf of each of the series listed on Appendix A hereto (each a “Fund” and collectively, the “Funds”), as such schedule may be amended from time to time, and the adviser of the Funds, Rafferty Asset Management, LLC, a New York limited liability corporation (the “Adviser”), is effective as to each Fund, as of the effective date listed on Appendix A.

WHEREAS, the Adviser renders advice and services to the Funds pursuant to the terms and provisions of an Investment Advisory Agreement and a Management Services Agreement between the Trust and the Adviser (the “Investment Advisory Agreement”); and

WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to the Investment Advisory Agreement and the Management Services Agreement that have not been assumed by the Adviser; and

WHEREAS, the Adviser desires to limit the Funds’ Total Annual Fund Operating Expenses (as that term is defined below in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow the Adviser to implement those limits;

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.

Limit On Total Annual Fund Operating Expenses.    The Adviser hereby agrees to limit each Fund’s current Total Annual Fund Operating Expenses to an annual rate, expressed as a percentage of each Fund’s respective average daily net assets to the amounts listed in Appendix A (the “Annual Limits”). In the event that the current Total Annual Fund Operating Expenses of each Fund, as accrued each month, exceed its Annual Limit, the Adviser will pay to that Fund, on a monthly basis, the excess expense within 30 days of being notified that an excess expense payment is due.

2.

Definition.    For purposes of this Agreement, the term “Total Annual Fund Operating Expenses” with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund, including the Adviser’s advisory fee and management services fee and other expenses described in the Investment Advisory Agreement, the Management Services Agreement and any Rule 12b-1 fees, but does not include, as applicable, among other expenses, any front-end or contingent deferred sales loads, taxes, swap financing and related costs, dividends or interest on short positions, other interest expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, acquired fund fees and expenses, and extraordinary expenses such as indemnification and litigation or other expenses outside the typical day-

1

to-day operations of the Funds. Solely at the Adviser’s option and discretion, the Adviser can pay, reimburse or otherwise assume one or more of the excluded expenses, in which case such an assumed expense will be subject to reimbursement to the Adviser in accordance with the reimbursement provisions of Section 3. For purposes of this paragraph 2, “acquired fund fees and expenses” means the indirect fees and expenses that a Fund incurs from investing in the shares of other registered or unregistered investment companies.

3.

Reimbursement of Fees and Expenses.      The Adviser retains its right to receive reimbursement of any excess expense payments paid by it pursuant to this Agreement in the three previous years, if the recovery does not cause a Fund to exceed any expense limitations contractually imposed by the Adviser.

4.	Term. The Annual Limit shall be in effect for each Fund until the termination date indicated on Appendix A, unless sooner terminated as provided in Paragraph 5 of this Agreement.

5.

Termination.   This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of the Trust, on behalf of one or more Funds, upon notice to the Adviser. This Agreement may not be terminated by the Adviser, on behalf of one or more Funds, without the consent of the Board of Trustees of the Trust. This Agreement automatically will terminate with respect to a Fund if the Investment Advisory Agreement is terminated with respect to such Fund, with such termination effective upon the effective date of the Investment Advisory Agreement’s termination. No shareholder approval is required to terminate or amend this Agreement.

6.	Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

7.

Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

8.

Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles hereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the Investment Company Act of 1940, and the Investment Advisers Act of 1940, and any rules an regulations promulgated thereunder.

9.

Amendments.   The parties may amend Appendix A to this Agreement to add or delete Funds and update the termination date of the Annual Limits with respect to a Fund by including such changes in an updated version Appendix A.

10.

Binding Effect. A copy of the Certificate of Trust establishing the Trust is on file with the Secretary of The State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Funds by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not

2

binding upon any of the Trustees, officers or shareholders individually but are binding only up on the assets and property belonging to the Funds.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

DIREXION SHARES ETF TRUST		RAFFERTY ASSET MANAGEMENT, LLC

By:	/s/ Daniel O’Neill	By:	/s/ Daniel O’Neill

Name:	Daniel O’Neill	Name:	Daniel O’Neill

Title:	President	Title:	Managing Director

Date:	November 24, 2015	Date:	November 24, 2015

Dated: May 20, 2009

Amended and Restated:  November 26, 2013

Amended and Restated:  November 24, 2015

3

APPENDIX A

Operating Expense Limitation Agreement

Direxion Shares ETF Trust

Rafferty Asset Management, LLC has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund for Other Expenses through September 1, 2017, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.35%
Direxion S&P 500® Index Volatility Response Shares	0.45%
Direxion All Cap Insider Sentiment Shares	0.65%
Direxion Zacks MLP High Income Shares	0.65%
Direxion iBillionaire Index ETF	0.65%
Direxion Value Line Mid and Large-Cap High Dividend ETF	0.38%
Direxion Value Line Small and Mid-Cap High Dividend ETF	0.38%
Direxion Value Line Conservative Equity ETF	0.38%
Direxion Credit Suisse U.S. Hedged Equity Index ETF	0.75%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.65%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.65%
Direxion Daily Corporate Bond Bear 1X Shares	0.65%
Direxion Daily Large Cap Bear 1X Shares	0.65%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.65%
Direxion Daily Small Cap Bear 1X Shares	0.65%
Direxion Daily Total Market Bear 1X Shares	0.65%
Direxion Daily Total Bond Market Bear 1X Shares	0.65%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.80%
Direxion Daily MSCI EAFE Currency Hedged Bear 1X Shares	0.65%
Direxion Daily MSCI Emerging Markets Currency Hedged Bear 1X Shares	0.65%
Direxion Daily MSCI Europe Currency Hedged Bear 1X Shares	0.65%
Direxion Daily MSCI Japan Currency Hedged Bear 1X Shares	0.65%
Direxion Daily MSCI Germany Currency Hedged Bear 1X Shares	0.65%
Direxion Daily S&P Biotech Bear 1X Shares	0.45%
Direxion Daily Healthcare Bear 1X Shares	0.45%
Direxion Daily CSI 500 China A Shares Bear 1X Shares	0.80%
Direxion Daily SME-ChiNext 100 China A Shares Bear 1X Shares	0.80%
Direxion Daily CSI Internet China A Shares Bear 1X Shares	0.80%
Direxion Daily MSCI China A Bear 1X Shares	0.80%
Direxion Daily Greece Bear 1X Shares	0.80%
Direxion Daily Cyber Security Bear 1X Shares	0.45%
Direxion Daily Pharmaceutical & Medical Bear 1X Shares	0.45%

LEVERAGED FUNDS

1.25X Funds

Direxion Daily S&P 500® Bull 1.25X Shares	0.35%
Direxion Daily FTSE Developed Markets Bull 1.25X Shares	0.35%
Direxion Daily FTSE Emerging Markets Bull 1.25X Shares	0.35%
Direxion Daily 7-10 Year Treasury Bull 1.25X Shares	0.35%
Direxion Daily 20+ Year Treasury Bull 1.25X Shares	0.35%
Direxion Daily Mid Cap Bull 1.25X Shares	0.35%
Direxion Daily Small Cap Bull 1.25X Shares	0.35%
Direxion Daily Corporate Bond Bull 1.25X Shares	0.35%
Direxion Daily Dow 30 Bull 1.25X Shares	0.35%
Direxion Daily MSCI REIT Index Bull 1.25X Shares	0.35%
Direxion Daily Financial Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Technology Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Health Care Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Energy Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Industrial Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Consumer Staples Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Utilities Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Consumer Discretionary Select Sector Bull 1.25X Shares	0.35%
Direxion Daily Materials Select Sector Bull 1.25X Shares	0.35%
Direxion Daily FTSE Developed Europe Currency Hedged Bull 1.25X Shares	0.35%
Direxion Daily FTSE Emerging Markets Currency Hedged Bull 1.25X Shares	0.35%
Direxion Daily FTSE Europe Currency Hedged Bull 1.25X Shares	0.35%
Direxion Daily FTSE Japan Currency Hedged Bull 1.25X Shares	0.35%

2X Funds

Direxion Daily S&P 500® Cap Bull 2X Shares	0.60%	Direxion Daily S&P 500® Cap Bear 2X Shares	0.60%
Direxion Daily Gold Miners Index Bull 2X Shares	0.60%	Direxion Daily Gold Miners Index Bear 2X Shares	0.60%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 2X Shares	0.95%	Direxion Daily Homebuilders & Supplies Bear 2X Shares	0.95%
Direxion Daily Small Cap Bull 2X Shares	0.60%
		Direxion Daily 7-10 Year Treasury Bear 2X Shares	0.60%
Direxion Daily 20+ Year Treasury Bull 2X Shares	0.95%	Direxion Daily 20+ Year Treasury Bear 2X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bull 2X Shares	0.60%	Direxion Daily Junior Gold Miners Index Bear 2X Shares	0.60%
Direxion Daily MSCI EAFE Currency Hedged Bull 2X Shares	0.95%	Direxion Daily MSCI EAFE Currency Hedged Bear 2X Shares	0.95%
Direxion Daily MSCI Emerging Markets Currency Hedged Bull 2X Shares	0.95%	Direxion Daily MSCI Emerging Markets Currency Hedged Bear 2X Shares	0.95%
Direxion Daily MSCI Europe Currency Hedged Bull 2X Shares	0.95%	Direxion Daily MSCI Europe Currency Hedged Bear 2X Shares	0.95%
Direxion Daily MSCI Japan Currency Hedged	0.95%	Direxion Daily MSCI Japan Currency	0.95%

Bull 2X Shares		Hedged Bear 2X Shares
Direxion Daily MSCI Germany Currency Hedged Bull 2X Shares	0.95%	Direxion Daily MSCI Germany Currency Hedged Bear 2X Shares	0.95%
Direxion Daily S&P 500 Equal Weight Bull 2X Shares	0.95%	Direxion Daily S&P 500 Equal Weight Bear 2X Shares	0.95%
Direxion Daily S&P 500 Low Volatility Bull 2X Shares	0.95%	Direxion Daily S&P 500 Low Volatility Bear 2X Shares	0.95%
Direxion Daily MLP Bull 2X Shares	0.95%	Direxion Daily MLP Bear 2X Shares	0.95%
Direxion Daily Emerging Market Bond Bull 2X Shares	0.95%	Direxion Daily Emerging Market Bond Bear 2X Shares	0.95%
Direxion Daily Cyber Security Bull 2X Shares	0.95%	Direxion Daily Cyber Security Bear 2X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bull 2X Shares	0.95%	Direxion Daily Pharmaceutical & Medical Bear 2X Shares	0.95%
Direxion Daily CSI 500 China A Share Bull 2X Shares	0.95%
Direxion Daily SME-ChiNext 100 China A Shares Bull 2X Shares	0.95%
Direxion Daily CSI Internet China A Shares Bull 2X Shares	0.95%
Direxion Daily MSCI China A Bull 2X Shares	0.95%
Direxion Daily Greece Bull 2X Shares	0.95%
Direxion Daily Clean Energy Bull 2X Shares	0.80%	Direxion Daily Clean Energy Bear 2X Shares	0.80%
Direxion Daily S&P Biotech Bull 2X Shares	0.80%	Direxion Daily S&P Biotech Bear 2X Shares	0.80%

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%	Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%
Direxion Daily Brazil Bull 3X Shares	0.95%
Direxion Daily FTSE China Bull 3X Shares	0.95%	Direxion Daily FTSE China Bear 3X Shares	0.95%
Direxion Daily Clean Energy Bull 3X Shares	0.95%	Direxion Daily Clean Energy Bear 3X Shares	0.95%
Direxion Daily Corporate Bond Bull 3X Shares	0.95%	Direxion Daily Corporate Bond Bear 3X Shares	0.95%
Direxion Daily Developed Markets Bull 3X Shares	0.95%	Direxion Daily Developed Markets Bear 3X Shares	0.95%
Direxion Daily Emerging Markets Bull 3X Shares	0.95%	Direxion Daily Emerging Markets Bear 3X Shares	0.95%
Direxion Daily Energy Bull 3X Shares	0.95%	Direxion Daily Energy Bear 3X Shares	0.95%
Direxion Daily Financial Bull 3X Shares	0.95%	Direxion Daily Financial Bear 3X Shares	0.95%
Direxion Daily Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily Healthcare Bull 3X Shares	0.95%	Direxion Daily Healthcare Bear 3X Shares	0.95%
Direxion Daily High Yield Bull 3X Shares	0.95%	Direxion Daily High Yield Bear 3X Shares	0.95%
Direxion Daily India Bull 3X Shares	0.95%
Direxion Daily Latin America Bull 3X Shares	0.95%

Direxion Daily Mid Cap Bull 3X Shares	0.95%	Direxion Daily Mid Cap Bear 3X Shares	0.95%
Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.95%
Direxion Daily Natural Gas Related Bull 3X Shares	0.95%	Direxion Daily Natural Gas Related Bear 3X Shares	0.95%
Direxion Daily Real Estate Bull 3X Shares	0.95%	Direxion Daily Real Estate Bear 3X Shares	0.95%
Direxion Daily Regional Banks Bull 3X Shares	0.95%	Direxion Daily Regional Banks Bear 3X Shares	0.95%
Direxion Daily Retail Bull 3X Shares	0.95%
Direxion Daily Russia Bull 3X Shares	0.95%	Direxion Daily Russia Bear 3X Shares	0.95%
Direxion Daily S&P 500® Bull 3X Shares	0.95%	Direxion Daily S&P 500® Bear 3X Shares	0.95%
Direxion Daily Semiconductor Bull 3X Shares	0.95%	Direxion Daily Semiconductor Bear 3X Shares	0.95%
Direxion Daily Small Cap Bull 3X Shares	0.95%	Direxion Daily Small Cap Bear 3X Shares	0.95%
Direxion Daily South Korea Bull 3X Shares	0.95%
Direxion Daily Technology Bull 3X Shares	0.95%	Direxion Daily Technology Bear 3X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Junior Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily Silver Miners Bull 3X Shares	0.95%	Direxion Daily Silver Miners Bear 3X Shares	0.95%
Direxion Daily FTSE Europe Bull 3X Shares	0.95%
Direxion Daily Japan Bull 3X Shares	0.95%
Direxion Daily China A Share Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.95%	Direxion Daily Homebuilders & Supplies Bear 3X Shares	0.95%
Direxion Daily S&P Biotech Bull 3X Shares	0.95%	Direxion Daily S&P Biotech Bear 3X Shares	0.95%
Direxion Daily Oil & Gas Exp. & Prod. Bull 3X Shares	0.95%	Direxion Daily Oil & Gas Exp. & Prod. Bear 3X Shares	0.95%
Direxion Daily MSCI EAFE Currency Hedged Bull 3X Shares	0.95%	Direxion Daily MSCI EAFE Currency Hedged Bear 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Currency Hedged Bull 3X Shares	0.95%	Direxion Daily MSCI Emerging Markets Currency Hedged Bear 3X Shares	0.95%
Direxion Daily MSCI Europe Currency Hedged Bull 3X Shares	0.95%	Direxion Daily MSCI Europe Currency Hedged Bear 3X Shares	0.95%
Direxion Daily MSCI Japan Currency Hedged Bull 3X Shares	0.95%	Direxion Daily MSCI Japan Currency Hedged Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex USD Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex USD Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex EUR Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex EUR Bear 3X Shares	0.95%
Direxion Daily FTSE Cürex YEN Bull 3X Shares	0.95%	Direxion Daily FTSE Cürex YEN Bear 3X Shares	0.95%
Direxion Daily MSCI Germany Currency Hedged Bull 3X Shares	0.95%	Direxion Daily MSCI Germany Currency Hedged Bear 3X Shares	0.95%
Direxion Daily S&P 500 Equal Weight Bull 3X Shares	0.95%	Direxion Daily S&P 500 Equal Weight Bear 3X Shares	0.95%
Direxion Daily S&P 500 Low Volatility Bull 3X Shares	0.95%	Direxion Daily S&P 500 Low Volatility Bear 3X Shares	0.95%
Direxion Daily MLP Bull 3X Shares	0.95%	Direxion Daily MLP Bear 3X Shares	0.95%
Direxion Daily Emerging Market Bond Bull 3X	0.95%	Direxion Daily Emerging Market Bond	0.95%

Shares		Bear 3X Shares
Direxion Daily Cyber Security Bull 3X Shares	0.95%	Direxion Daily Cyber Security Bear 3X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	0.95%	Direxion Daily Pharmaceutical & Medical Bear 3X Shares	0.95%

Last Updated:  November 24, 2015